EXHIBIT 4.4

                                    INCENTIVE
                             STOCK OPTION AGREEMENT
                              PRIME CELLULAR, INC.

                  AGREEMENT made as of this 16th day of January , 1998 (the "Grant Date") between Prime Cellular, Inc. (the "Company"), a Delaware corporation, having a principal place of business at 100 Stamford Place, Stamford, CT 06902 and Robert A. Reinhart ("Reinhart") residing at 104 Roy Street, North Massapequa, New York 11758.

                  WHEREAS, Reinhart is the Chief Financial Officer of the Company, is a key employee of the Company whose services are important to the success and growth of the business of the Company; and

                  WHEREAS, the Company wishes to provide Reinhart with an additional inducement to his continued employment by the Company and to provide him with an additional incentive to exert his maximum efforts on behalf of the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree:

                  1. Grant of Incentive Option. The Company hereby grants to Reinhart as a matter of separate agreement and not in lieu of salary, or any other compensation for services provided by Reinhart in his position as Chief Financial Officer, the right and option (the "Incentive Option") to purchase all or any part of an aggregate of 40,000 shares of common stock of the Company (the "Option Shares"), on the terms and conditions and subject to all the limitations set forth herein, of which Option Shares shall be exercisable and shall vest as of the date hereof.

                  All Option Shares, when issued and delivered in accordance with the terms of this Agreement, shall be fully paid and non-assessable, and the certificate or certificates representing such Option Shares shall so state.

                  2. Exercise of Option and Issue of Shares. The Incentive Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, in the form attached hereto as Exhibit A, together with the tender of the Exercise Price. Such written notice shall be signed by the person exercising the Incentive Option, shall state the number of Option Shares with respect to which the Incentive Option is being exercised, shall contain any warranty




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required by Section 6 below and shall otherwise comply with the terms and conditions of this Agreement. The Company shall pay all original issue taxes with respect to the issue of the Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, Reinhart acknowledges that any income or other taxes due from him with respect to this Incentive Option or the Option Shares issuable pursuant to this Incentive Option shall be his responsibility. The holder of this Incentive Option shall have rights as a shareholder only with respect to any Option Shares covered by the Incentive Option after due exercise of the Incentive Option and tender of the full exercise price for the Option Shares being purchased pursuant to such exercise.

                  3. Exercise Price. The purchase price of the Option Shares covered by this Incentive Option shall be $0.75 per share (the "Exercise Price").

                  4. Term of Incentive Option. The Incentive Option shall terminate on October 25, 2001 (the "Term").

                  5. Right to Terminate Services. Nothing in this Agreement shall confer upon Reinhart any right to continued employment or shall affect such right of the Company to terminate Reinhart's services as would exist in the absence of this Agreement.

                  6.       Purchase for Investment.

                           (a)      Unless the offering and sale of the Option
Shares to be issued upon the particular exercise of the Incentive Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), or an exemption from such registration is available, the Company shall be under no obligation to issue the Option Shares covered by such exercise unless and until the following conditions have been fulfilled:

                                    (1)     The person(s) who exercise the
Incentive Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Option Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Option Shares, in which event the person(s) acquiring such Option Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise:


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       "The shares represented by this certificate have not been
       registered under the Securities Act of 1933, as amended (the "Act") . Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Act or, unless, in the opinion of counsel satisfactory to the Company's counsel, such registration is not required."

                                    (2)     The Company shall have received an
opinion of its counsel that the Option Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Option Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws)

                           (b)      Reinhart acknowledges that he has been
informed of the applicable provisions of Rule 144 promulgated under the Act, including, without limitation, its requirements that (i) shares must have been owned and paid for a period of at least one year before sale may occur; (ii) the Company must be at the time of sale and for a specified prior period a reporting company under the Exchange Act of 1934 and current in its filings thereunder;
(iii) sale must occur in a customary sale through a broker; (iv) the number of shares which may be sold within any six month period must not exceed the volume limitations contained in the Rule; and (v) prior notice of an intended sale must be fully filed with the Commission in the manner prescribed by law. Reinhart realizes that, in the event Rule 144 is not available, registration under the Act or an exemption therefrom will be required for any sale and the Company is not obligated to register any shares or to assist in obtaining an exemption from such registration if such exemption is otherwise available. Accordingly, Reinhart understands that, if the terms and conditions of Rule 144 are not fully met, sale of the shares acquired hereby may not be readily possible.

                           (c)      Reinhart further acknowledges that he has
reviewed such information regarding the Company's activities as he deems necessary to satisfy himself regarding the desirability of purchasing the Common Stock pursuant hereto, which information has included, without limitation, copies of the annual reports of the Company on Forms 10-K for the years ended May 31, 1996 and 1997 and on Forms l0-Q, as filed with the Securities and Exchange Commission during the fiscal years 1996 and 1997.

                  7. Shareholder Rights. Reinhart shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Incentive Option and tender of the full purchase price for the Option Shares being purchased pursuant to such exercise.



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                  8.        Non-Assignability. The Incentive Option shall not be
transferable by Reinhart otherwise than by will or by the laws of descent and distribution and shall be exercisable, during Reinhart's lifetime, only by Reinhart. The Incentive Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Incentive Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Incentive Option or such right, shall be null and void.

                  9. Notices. Any notices required or permitted by the terms of this Agreement shall be given by registered or certified mail, return receipt requested, addressed as follows:

                To the Company:   Prime Cellular, Inc.
                                  100 Stamford Place
                                  Stamford, CT 06902

                                  Attention:  President

                To the Reinhart:  Robert A.  Reinhart
                                  104 Roy Street
                                  North Massapequa, New York 11758

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given three
(3) days from mailing when mailed in accordance with the foregoing provisions. Either party hereto may change the address of which notices shall be given by providing the other party hereto with written notice of such change.

                  10. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of New York.

                  11. Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

                  12. Severability. In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or



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condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

                  13. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto. Any modification or termination of this Agreement will be effective only if it is in writing signed by all of the parties hereto.

                  14. Execution in Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Reinhart has hereunto set his hand, all as of the day and year first above written.

                                     PRIME CELLULAR, INC.


                                     /s/ Joseph K. Pagano
                                     ------------------------------------------
                                     Name: Joseph K. Pagano
                                     Title: Chairman and Chief Executive Officer

                                     /s/ Robert A. Reinhart
                                     ------------------------------------------
                                     Robert A. Reinhart





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                                    EXHIBIT A

                              NOTICE OF EXERCISE OF
                   PRIME CELLULAR, INC. INCENTIVE STOCK OPTION
                           TO PURCHASE COMMON STOCK OF
                              PRIME CELLULAR, INC.


                           Name _______________________________________________

                           Address ____________________________________________

                           ____________________________________________________

                           Date _______________________________________________




Prime Cellular, Inc.
100 Stamford Place
Stamford, CT 06902

Attention:  President

         Re:      Exercise of Prime Cellular, Inc.;
                  Incentive Stock Option

Gentlemen:

                  Subject to acceptance hereof in writing by Prime Cellular, Inc. (the "Company") pursuant to the provisions of the Incentive Stock Option Agreement between the Company and the Undersigned, the Undersigned hereby elects to exercise options granted to the Undersigned to purchase ____ shares of $.01 par value Common Stock of the Company (the "Common Stock").

                  Enclosed is a certified check (or bank cashier's check) for $_________________ for the full purchase price payable to the order of Prime Cellular, Inc.

                  As soon as the Stock Certificate is registered in the name of the Undersigned, please deliver it to the Undersigned at the above address.

                  The Undersigned hereby represents, warrants, covenants and agrees with the Company as follows:

                  The Common Stock being acquired by the Undersigned will be acquired for his own account without the participation of any other person with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor is the Undersigned aware of the existence of any distribution of the Common Stock;



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                  The Undersigned is not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

                  The Common Stock was not offered to the Undersigned by means of publicly disseminated advertisements or sales literature, nor is the Undersigned aware of any offers made to other persons by such means;

                  The Undersigned is able to bear the economic risks of the investment in the Common Stock, including the risk of complete loss of the investment of the Undersigned therein;

                  The Undersigned understands and agrees that the Common Stock will be issued and sold to the undersigned without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933, as amended (the "1933 Act"), provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

                  The Common Stock cannot be offered for sale, sold or transferred by the Undersigned other than pursuant to an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act and evidence satisfactory to the Company of the compliance with the applicable securities laws or other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

                  The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

                  The Undersigned has had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company. The Undersigned has examined such of these documents as the Undersigned wished and is familiar with the business and affairs of the Company. The Undersigned realizes that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

                  The Undersigned has had the opportunity to ask questions of, and receive answers from, the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. The Undersigned has received all information and data with respect to the Company which the Undersigned has requested and which the Undersigned has deemed relevant in connection with the evaluation of the merits and risks of the investment of the Undersigned in the Company;



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                  The Undersigned has such knowledge and experience in financial and business matters that the Undersigned is capable of evaluating the merits and risks of the purchase of the Shares hereunder and the Undersigned is able to bear the economic risk of such purchase; and

                  The agreements, representations, warranties and covenants made by the Undersigned herein extend to and apply to all of the Common Stock of the Company issued to the Undersigned pursuant to this Option. Acceptance by the Undersigned of the certificate representing such Common Stock shall constitute a confirmation by the Optionee that all such agreement, representations, warranties and covenants made herein shall be true and correct at such time.

                  The Undersigned understands that the certificates representing such shares being purchased by the Undersigned in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and the Undersigned agrees that a legend to that effect may be placed on any certificate which may be issued to the Undersigned as a substitute for the certificates being acquired by the Undersigned in accordance with this notice.

                                            Very truly yours,


                                            _________________________________
                                            [Name]

AGREED TO AND ACCEPTED BY:

PRIME CELLULAR, INC.



By:  ____________________________________

Name:____________________________________

Title: __________________________________

Number of Shares ________________________

Exercised: ______________________________

Number of Shares
Remaining: ______________________________





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